As filed with the Securities and Exchange Commission on ____

Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5338862 (I.R.S Employer Identification Number)
1 HaMada Street Herziliya, Israel (Address of Principal Executive Offices)	4673335 (Zip Code)
SolarEdge Technologies, Inc. 2015 Global Incentive Plan (Full title of the plan)

Ronen Faier
Chief Financial Officer
SolarEdge Technologies, Inc.
700 Tasman Dr.
Milpitas, CA 95035

(Name and address of agent for service)
(510) 498-3200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by SolarEdge Technologies, Inc. (the “Registrant”) to register an additional 5,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible persons under the SolarEdge, Inc. 2015 Global Incentive Plan (the “2015 Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2015 (Registration number 333-203193) which relate to the 2015 Plan are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, incorporated by referenced to Exhibit 4.1 to Form S-8 (Registration No. 333-203193) filed with the Commission on April 2, 2015

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 4.2 to Form S-8 (Registration No. 333-203193) filed with the SEC on April 2, 2015

4.3	Specimen Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Form S-1 (Registration No. 333-202159) filed with the SEC on March 11, 2015

5.1	Legal Opinion

10.1	2015 Plan incorporated by reference to Exhibit 99.1 to Form S-8 (Registration No. 333-203193) filed with the SEC on April 2, 2015

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page to this Registration Statement)

107	Calculation of Filing Fee Table

+          Indicates a management contract or compensatory plan or arrangement

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hertzlyia, Country of Israel.

SolarEdge Technologies Inc.
/s/ Ronen Faier Ronen Faier	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2022

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Ronen Faier, Chief Financial Officer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/Zvi Lando Zvi Lando	Chief Executive Officer & Director (Principal Executive Officer)	February 22, 2022
/s/Nadav Zafrir Nadav Zafrir	Chairman of the Board	February 22, 2022
/s/Yoni Cheifetz Yoni Cheifetz	Director	February 22, 2022
/s/Marcel Gani Marcel Gani	Director	February 22, 2022
/s/Doron Inbar Doron Inbar	Director	February 22, 2022
/s/Avery More Avery More	Director	February 22, 2022
/s/Tal Payne Tal Payne	Director	February 22, 2022
/s/ Betsy Atkins Betsy Atkins	Director	February 22, 2022